Exhibit 99

News Release

Date: April 21, 2005	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President/	Web site: www.midstatebank.com
Chief Financial Officer

Mid-State Bancshares Reports 21.9% Earnings Per Share

Increase in First Quarter of 2005

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $0.39 per share for the first quarter of 2005, a 21.9% increase over the $0.32 earned one year earlier.  Net income for the quarter was $9.1 million, an 18.6% increase over the $7.7 million earned in the same quarter in 2004.

“Results in the first three months of 2005 have reaffirmed the positive prospects for Mid-State Bank & Trust this year,” said James W. Lokey, president and chief executive officer.  “As expected, our net interest margin has improved significantly with the recent rate increases and our improved earning asset mix.  Both our return on assets and return on equity increased significantly compared to the first quarter of 2004.”

The Company’s net interest margin was 5.22% in the first quarter of 2005 compared to 4.88% in the year earlier period.  Similarly, the Company’s return on assets and return on equity were 1.60% and 13.33%, respectively, for the three months ended March 31, 2005 compared to 1.40% and 11.09%, respectively, in the like 2004 period.

Non-performing asset levels declined to $5.8 million at March 31, 2005 compared to $15.6 million one year earlier.  These levels represented 0.3% and 0.7% of total assets respectively.  These non-performing assets, which in recent quarters have been centered primarily in one loan secured by real estate (originally totaling $8.5 million), were reduced dramatically in the first quarter as a result of the receipt of $4.6 million in principal reductions on that one loan.  Management has specific reserves for potential losses inherent in its impaired loans that it believes are adequate at the present time.  The ratio of the Company’s allowances for losses to non-performing loans was 262% compared to 151% one year earlier.  The Company’s allowances for losses to loans was 1.0% of total gross loans at March 31, 2005, compared to 1.5% at March 31, 2004.

Total assets of the Company increased 4.7% to $2.3 billion at quarter-end, up from $2.2 billion one year earlier, while deposits increased 4.6% to $2.0 billion at quarter-end, up from just over $1.9 billion one year earlier.  Time deposits decreased modestly to $402.2 million from $404.9 million one year earlier.  All other deposit categories including demand, NOW, money market, and savings increased to $1.6 billion from just over $1.5 billion at March 31, 2004.  The loan portfolio reached just under $1.5 billion at March 31, 2005, compared to $1.25 billion one year earlier.  The Company is seeing growth in its loan portfolio, especially in both the residential and non-residential real estate sectors.

“Both non-interest income and expense have been reduced because of Management’s decision to outsource the credit card merchant processing activity,” said James G. Stathos, executive vice president and chief financial officer.  “The net effect has been relatively neutral to the Bank’s bottom line, with the Bank now receiving a check for a percentage of the net profit associated with the activity.  The new process affords more competitive pricing and products for the customers, while allowing the Bank to reduce costs at the same time.  Those adjustments, along with the increased net interest margin, have positively affected the Company’s efficiency ratio.”

In early 2004, the Board authorized the repurchase of up to 1,178,352 additional shares of the Company’s common stock.  This authorization does not have an expiration date.  The Company repurchased 193,770 shares of its common stock in the first quarter of 2005 at an average price of $27.29 per share compared to 862 shares repurchased in the first quarter of 2004 at an average price of $26.52 per share.  As of March 31, 2005, the Company can repurchase up to 326,587 additional shares under the January 2004 authorization.

In other matters concerning capital, the Board of Directors approved a quarterly cash dividend in the first quarter of 2005 of $0.16 per share, up from $0.14 declared in the first quarter of 2004.

Mid-State Bancshares is a $2.3 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)

	Year-to-Date
(In thousands, except per share data)	Mar. 31, 2005	Mar. 31, 2004

Interest Income (not taxable equivalent)	$29,482	$26,237
Interest Expense	2,713	2,076
Net Interest Income	26,769	24,161
Provision for Loan Losses	—	—
Net Interest Income after provision for loan losses	26,769	24,161
Non-interest income	5,395	7,000
Non-interest expense	18,335	19,694
Income before income taxes	13,829	11,467
Provision for income taxes	4,739	3,802
Net Income	$9,090	$7,665

Per share:
Net Income - basic	$0.39	$0.33
Net Income - diluted	$0.39	$0.32
Weighted average shares used in Basic E.P.S. calculation	23,019	23,570
Weighted average shares used in Diluted E.P.S. calculation	23,557	24,045
Cash dividends	$0.16	$0.14
Book value at period-end	$11.78	$11.80
Tangible book value at period end	$9.38	$9.40
Ending Shares	22,949	23,586

Financial Ratios
Return on assets	1.60%	1.40%
Return on tangible assets	1.64%	1.44%
Return on equity	13.33%	11.09%
Return on tangible equity	16.66%	13.93%
Net interest margin (not taxable equivalent)	5.22%	4.88%
Net interest margin (taxable equivalent yield)	5.65%	5.30%
Net loan losses (recoveries) to average loans	0.05%	(0.04)%
Efficiency ratio	57.0%	63.2%

Period Averages
Total Assets	$2,306,314	$2,199,365
Total Tangible Assets	2,250,937	2,142,613
Total Loans (includes loans held for sale)	1,434,150	1,189,945
Total Earning Assets	2,079,604	1,993,070
Total Deposits	1,991,356	1,899,475
Common Equity	276,592	278,047
Common Tangible Equity	221,215	221,295

Balance Sheet - At Period-End
Cash and due from banks	$127,861	$123,672
Investments and Fed Funds Sold	628,634	749,708
Loans held for sale	9,927	10,712
Loans, net of deferred fees, before allowance for loan losses	1,456,091	1,240,325
Allowance for Loan Losses	(13,630)	(16,584)
Goodwill and other intangibles	55,228	56,603
Other assets	58,070	54,231
Total Assets	$2,322,181	$2,218,667

Non-interest bearing deposits	$526,597	$480,652
Interest bearing deposits	1,478,735	1,435,908
Other borrowings	23,621	4,886
Allowance for losses - unfunded commitments	1,624	1,867
Other liabilities	21,228	17,072
Shareholders’ equity	270,376	278,282
Total Liabilities and Shareholders’ Equity	$2,322,181	$2,218,667

Asset Quality & Capital - At Period-End
Non-accrual loans	$5,828	$12,220
Loans past due 90 days or more	—	—
Other real estate owned	—	3,428
Total non performing assets	$5,828	$15,648

Allowance for losses to loans, gross (1)	1.0%	1.5%
Non-accrual loans to total loans, gross	0.4%	1.0%
Non performing assets to total assets	0.3%	0.7%
Allowance for losses to non performing loans (1)	261.7%	151.0%

Equity to average assets (leverage ratio)	9.5%	9.7%
Tier One capital to risk-adjusted assets	11.9%	13.6%
Total capital to risk-adjusted assets	12.8%	14.8%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

	Quarter Ended
(In thousands, except per share data)	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004

Interest Income (not taxable equivalent)	$29,482	$28,843	$28,236	$26,620	$26,237
Interest Expense	2,713	2,301	2,083	1,990	2,076
Net Interest Income	26,769	26,542	26,153	24,630	24,161
(Benefit)/Provision for Loan Losses	—	—	—	(2,700)	—
Net Interest Income after provision for loan losses	26,769	26,542	26,153	27,330	24,161
Non-interest income	5,395	5,604	7,250	7,910	7,000
Non-interest expense	18,335	18,458	20,265	20,877	19,694
Income before income taxes	13,829	13,688	13,138	14,363	11,467
Provision for income taxes	4,739	4,290	4,465	4,990	3,802
Net Income	$9,090	$9,398	$8,673	$9,373	$7,665

Per share:
Net Income - basic	$0.39	$0.41	$0.37	$0.40	$0.33
Net Income - diluted	$0.39	$0.40	$0.36	$0.39	$0.32
Weighted average shares used in Basic E.P.S. calculation	23,019	23,201	23,369	23,550	23,570
Weighted average shares used in Diluted E.P.S. calculation	23,557	23,741	23,842	23,962	24,045
Cash dividends	$0.16	$0.16	$0.14	$0.14	$0.14
Book value at period-end	$11.78	$11.89	$11.94	$11.60	$11.80
Tangible book value at period end	$9.38	$9.48	$9.54	$9.20	$9.40
Ending Shares	22,949	23,099	23,323	23,454	23,586

Financial Ratios
Return on assets	1.60%	1.60%	1.50%	1.68%	1.40%
Return on tangible assets	1.64%	1.64%	1.53%	1.72%	1.44%
Return on equity	13.33%	13.40%	12.47%	13.73%	11.09%
Return on tangible equity	16.66%	16.75%	15.64%	17.28%	13.93%
Net interest margin (not taxable equivalent)	5.22%	5.01%	5.01%	4.90%	4.88%
Net interest margin (taxable equivalent yield)	5.65%	5.42%	5.41%	5.31%	5.30%
Net loan losses (recoveries) to average loans	0.05%	0.03%	(0.01)%	0.00%	(0.04)%
Efficiency ratio	57.0%	57.4%	60.7%	64.2%	63.2%

Period Averages
Total Assets	$2,306,314	$2,330,364	$2,306,318	$2,242,379	$2,199,365
Total Tangible Assets	2,250,937	2,274,646	2,250,254	2,185,971	2,142,613
Total Loans (includes loans held for sale)	1,434,150	1,403,478	1,358,768	1,289,633	1,189,945
Total Earning Assets	2,079,604	2,107,007	2,077,356	2,022,516	1,993,070
Total Deposits	1,991,356	2,026,945	2,005,694	1,947,865	1,899,475
Common Equity	276,592	278,924	276,652	274,577	278,047
Common Tangible Equity	221,215	223,206	220,587	218,169	221,295

Balance Sheet - At Period-End
Cash and due from banks	$127,861	$109,719	$119,104	$128,141	$123,672
Investments and Fed Funds Sold	628,634	650,817	688,923	697,431	749,708
Loans held for sale	9,927	12,988	10,001	12,789	10,712
Loans, net of deferred fees, before allowance for loan losses	1,456,091	1,421,894	1,394,478	1,316,135	1,240,325
Allowance for Loan Losses	(13,630)	(13,799)	(13,912)	(13,895)	(16,584)
Goodwill and other intangibles (excl OMSR’s)	55,228	55,572	55,916	56,259	56,603
Other assets (incl OMSR’s)	58,070	55,946	55,033	55,155	54,231
Total Assets	$2,322,181	$2,293,137	$2,309,543	$2,252,015	$2,218,667

Non-interest bearing deposits	$526,597	$517,139	$524,785	$498,754	$480,652
Interest bearing deposits	1,478,735	1,477,406	1,474,782	1,455,691	1,435,908
Other borrowings	23,621	6,582	5,843	4,964	4,886
Allowance for losses - unfunded commitments	1,624	1,783	1,682	1,570	1,867
Other liabilities	21,228	15,600	23,989	19,074	17,072
Shareholders’ equity	270,376	274,627	278,462	271,962	278,282
Total Liabilities and Shareholders’ equity	$2,322,181	$2,293,137	$2,309,543	$2,252,015	$2,218,667

Asset Quality & Capital - At Period-End
Non-accrual loans	$5,828	$10,700	$10,954	$11,758	$12,220
Loans past due 90 days or more	—	—	—	2	—
Other real estate owned	—	—	—	—	3,428
Total non performing assets	$5,828	$10,700	$10,954	$11,760	$15,648

Allowance for losses to loans, gross (1)	1.0%	1.1%	1.1%	1.2%	1.5%
Non-accrual loans to total loans, gross	0.4%	0.8%	0.8%	0.9%	1.0%
Non performing assets to total assets	0.3%	0.5%	0.5%	0.5%	0.7%
Allowance for losses to non performing loans (1)	261.7%	145.6%	142.4%	131.5%	151.0%

Equity to average assets (leverage ratio)	9.5%	9.3%	9.5%	9.7%	9.7%
Tier One capital to risk-adjusted assets	11.9%	12.1%	12.4%	13.0%	13.6%
Total capital to risk-adjusted assets	12.8%	13.0%	13.3%	13.9%	14.8%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments